UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2024

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Warrant Inducement

As previously reported, on April 30, 2024, Nuwellis, Inc. (the “Company”) issued and sold, in a best efforts registered public offering, 8,419,996 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pre-funded warrants to purchase up to an aggregate of 2,830,004 shares of Common Stock and common warrants (the “April 2024 Warrants) to purchase up to an aggregate of 16,875,000 shares of Common Stock. The April 2024 Warrants have a current exercise price of $2.10 per share, were exercisable immediately upon issuance, and expire five years following their date of issuance.

On November 5, 2024, the Company entered into warrant inducement offer letters (the “Inducement Letters”) with certain investors to immediately exercise approximately 1.8 million of the April 2024 Warrants held by such investors (the “Inducement Offer”). In consideration for exercising the April 2024 Warrants, pursuant to the terms of the Inducement Letters, the Company issued to the investors a new Series I Common Stock Purchase Warrant (the “Series I Warrant”) and a new Series II Common Stock Purchase Warrant (“Series II Warrant”), in each case, to purchase up to a number of shares of common stock equal to 100% of the number of shares of Common Stock issued pursuant to the immediate exercise of the corresponding April 2024 Warrants. The Series I Warrant has an exercise price of $1.94, is exercisable six (6) months from the date of issuance and has a term of five (5) years from the date of initial exercise. The Series II Warrant has an exercise price of $1.94, is exercisable six (6) months from the date of issuance and has a term of two (2) years from the date of initial exercise.

We also issued to the Placement Agent (as defined below), or its designees, warrants to purchase up to 54,976 shares of our Common Stock (the “Placement Agent Warrants”) as part of the compensation payable to the Placement Agent in connection with this offering. The Placement Agent Warrants have substantially the same terms as the Series I Warrants described above, except that the Placement Agent Warrants have an exercise price of $3.465 per share.

The Company received aggregate gross proceeds of approximately $3.8 million from the exercise of the April 2024 Warrants resulting in the issuance of up to an aggregate of approximately 1.8 million shares of Common Stock and a pro forma shares of Common Stock outstanding of approximately 4.1 million after giving effect to the exercise of the April 2024 Warrants, subject to application of applicable beneficial ownership blockers. As of November 5, 2024, the Company had 2,237,569 shares of common stock issued and outstanding.

The Series I Warrants, the Series II Warrants, the Placement Agent Warrants, and the shares underlying such warrants are being issued in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and will be unregistered. The Company has agreed, within fifteen (15) days of the closing, to file a registration statement with the Securities and Exchange Commission (the “SEC”) on the appropriate form covering the resale of the shares of Common Stock underlying the Series I Warrants, Series II Warrants and Placement Agent Warrants, and shall use commercially reasonable efforts to cause such registration statement to become effective within sixty (60) days (or ninety (90) days if the SEC notifies the Company that it will “review” the registration statement).

Subject to certain exceptions, for a period of fifteen (15) days following the date hereof, the Company has agreed not to issue any shares of Common Stock or securities convertible into or exercisable or exchangeable for, or that would otherwise entitle the holder thereof to receive, Common Stock. Also, from the date of pricing until February 26, 2025, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a defined “Variable Rate Transaction,” subject to certain exceptions.

Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) acted as the exclusive warrant inducement agent and financial advisor to the Company in connection with the Inducement Offer. The Company agreed to pay the Placement Agent an aggregate cash fee equal to 8.0% of the gross proceeds received by the Company from the Inducement Offer and up to an aggregate amount of $90,000 for the Placement Agent’s legal fees and out-of-pocket expenses.

Prior to the repricing and execution of the Inducement Letters, the Company received an additional approximately $1.3 million upon the exercise of outstanding warrants in accordance with their original terms.

The description of the terms and conditions of the Series I Warrants, Series II Warrants, Placement Agent Warrants, and Inducement Letters set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Series I Warrants, Series II Warrants, Placement Agent Warrants, and Inducement Letters attached hereto as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the unregistered sale of the Series I Warrants, Series II Warrants, and Placement Agent Warrants, along with the underlying shares of Common Stock issuable upon the exercise thereof, is incorporated herein by reference. The Series I Warrants, Series II Warrants, and Placement Agent Warrants described in Item 1.01 above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and, along with the shares of Common Stock issuable upon the exercise thereof, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K regarding the Inducement Letters is incorporated herein by reference.

Item 8.01	Other Events.

On November 5, 2024, the Company issued a press release announcing the Inducement Offer. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
4.1	Form of Series I Common Stock Purchase Warrant
4.2	Form of Series II Common Stock Purchase Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Warrant Inducement Offer Letter
99.1	Press Release dated November 5, 2024, announcing the pricing of the offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2024	NUWELLIS, INC.

	By:	/s/ Nestor Jaramillo, Jr
	Name:	Nestor Jaramillo, Jr.
	Title:	President and Chief Executive Officer